FIRST AMENDMENT
TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT by and between **1847 GOEDEKERS, INC.**, a Delaware corporation ("Tenant") and **WESTGATE 200, LLC**, a Missouri limited liability company ("Landlord") is entered into as of March 30, 2021 ("Amendment"), which amends that certain Lease Agreement, dated as of January 13, 2021 between the parties ("Original Lease"). The Original Lease, as modified by this Amendment, is the "Lease".

1. Leased Premises. Effective as of April 1, 2021, the amount of space comprising the Premises is hereby increased from 57,867 square feet (with Tenant's Percentage Share equaling 29%) to 86,800 square feet (with Tenant's Percentage Share effective as of April 1, 2021 equaling 43.4%).

2. Term. The initial Term of the Original Lease as defined in Section 1.5 and Section 3.2 is hereby extended for one (1) additional year, thus ending on April 30, 2027.

3. Rent. Effective as of the date hereof, the parties stipulate and agree that the Base Rent shall remain as provided in the Original Lease notwithstanding the increase in the size of the Leased Premises. Effective as of October 1, 2021, Tenant shall commence paying rent on the entire Leased Premises (as increased herein) which shall equal 86,800 square feet. Notwithstanding anything to the contrary, in the Original Lease, **Exhibit E** of the Original Lease is hereby amended and restated in its entirety as attached hereto.

4. Taxes and Operating Expense Rent. Notwithstanding anything to the contrary in the Lease, commencing on April 1, 2021 and continuing thru and including December 31, 2021, Tenant shall pay $7,088.67 per month in connection with the estimated Taxes and Operating Expenses, to be reconciled at the end of each year of the Lease Term as provided in the Original Lease. Commencing on January 1, 2022 and continuing for the Lease Term, Tenant shall pay Taxes and Operating Expenses as otherwise provided in the Lease.

5. Demising Wall; Expansion Space. The parties stipulate and agree that notwithstanding anything to the contrary in the Original Lease, Landlord agrees to construct a demising wall between the Lease Premises and remainder of the space in the Building. Tenant agrees that it shall not interfere or otherwise disrupt the Landlord's construction of the same.

6. Brokers. Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker or other person claiming any entitlement to any commission in connection with this transaction except for Lee & Associates of St. Louis, representing Landlord in this transaction and Pace Properties, representing Tenant in this transaction (collectively, the "Broker"). The parties shall be responsible any and all commissions and payments due either Broker as provided in the Original Lease.

7. Amendment Effect. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Original Lease. To the extent there is any inconsistency in any terms or conditions set forth in the Original Lease and this Amendment, the terms and conditions of this Amendment shall control and all other terms and conditions of the Original Lease shall remain in full force and effect, except as modified by this Amendment.

SIGNATURE PAGE FOR
FIRST AMENDMENT TO LEASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

LANDLORD:

WESTGATE 200, LLC, a Missouri limited liability company

By:______________________________
Printed Name: Robert D. Millstone
Title: Manager

TENANT:

1847 GOEDEKER INC., a Delaware corporation

By:______________________________
Printed Name: Jacob Guilhas
Title: Vice President of Logistics

EXHIBIT E

BASE RENT SCHEDULE
(to replace existing Exhibit E of Original Lease)

Term	Annual Base Rent	Monthly Base Rent
Lease Year 1 – 5/1/21 - 9/30/21	$104,883.95	$20,976.79
Lease Year 1 – 10/1/21 – 4/30/22	$220,255.00	$31,465.00
Lease Year 2	$387,128.04	$32,260.67
Lease Year 3	$396,675.96	$33,056.33
Lease Year 4	$406,224.00	$33,852.00
Lease Year 5	$416,640.00	$34,720.00
Lease Year 6	$427,056.00	$35,588.00
Lease Year 7*	$437,732.40	$36,477.70
Lease Year 8*	$448,675.71	$37,389.64
Lease Year 9*	$459,892.60	$38,324.38
Lease Year 10*	$471,389.91	$39,282.49
Lease Year 11*	$483,174.65	$40,264.55
Lease Year 12^	$495,254.01	$41,271.17
Lease Year 13^	$507,635.36	$42,360.52
Lease Year 14^	$520,326.24	$43,360.52
Lease Year 15^	$533,334.39	$44,444.53
Lease Year 16^	$546,667.75	$45,555.65

* If first Renewal Option is exercised.
^ If second Renewal Option is exercised.